As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Capstone Energy+, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1514270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Capstone Energy+, Inc.
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

(Address, including zip code and telephone number, including area code, of principal executive offices)

Capstone Energy+, Inc. 2023 Equity Incentive Plan
(Full Title of the Plans)

Vincent Canino
Chief Executive Officer
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark D. Wood
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Capstone Energy+, Inc. (the “Registrant”) for the purpose of registering an additional 3,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s 2023 Equity Incentive Plan (the “Incentive Plan”).

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on April 8, 2025 (File No. 333-286433) and October 9, 2025 (File No. 333-290788) are hereby incorporated by reference into this Registration Statement on Form S-8 (except to the extent expressly superseded herein).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the Commission on June 27, 2025;

(b)	The Registrant’s definitive Proxy Statement on Schedule 14A relating to the 2025 Annual Meeting of Stockholders filed with the Commission on July 2, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2025);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Commission on August 8, 2025, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Commission on November 13, 2025, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, filed with the Commission on February 12, 2026;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 16, 2025, June 23, 2025,

(e)	August 8, 2025 (two filing) and August 14, 2025, October 23, 2025, November 5, 2025, November 14, 2025, November 24, 2025, March 30, 2026, April 1, 2026, April 23, 2026, and April 30, 2026 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this Registration Statement); and

(f)	The descriptions of the Registrant’s Common Stock incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Commission on June 27, 2025.

The Registrant also incorporates by reference into this Registration Statement all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that it files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this Registration Statement or in the documents incorporated by reference is accurate as of any date other than the date of this Registration Statement or those documents.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (a)
3.2	Certificate of Designation of Series A Convertible Preferred Stock (b)
3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (c)
3.4	Second Amended and Restated Bylaws (c)
5.1*	Opinion of Katten Muchin Rosenman LLP.
23.1*	Consent of CBIZ CPAs PC, independent registered public accounting firm.
23.2*	Consent of Marcum LLP, independent registered public accounting firm.
23.3*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1*	Capstone Energy+, Inc. 2023 Equity Incentive Plan, as amended.
107*	Filing Fee Table.

*Filed herewith.

(a)	Incorporated by reference to the Registrant’s Current Report on Form 8-K12G3 filed on December 11, 2023 (File No. 001-15957).
(b)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 1, 2026 (File No. 001-15957).
(c)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 30, 2026 (File No. 001-15957).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on May 6, 2026.

Capstone Energy+, Inc.

By:	/s/ Vincent J. Canino
Vincent J. Canino
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ John P. Miller
John P. Miller
Interim Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Vincent Canino and John P. Miller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Vincent J. Canino	President, Chief Executive Officer and Director	May 6, 2026
Vincent J. Canino	(Principal Executive Officer)

/s/ John P. Miller	Interim Chief Financial Officer and Director	May 6, 2026
John P. Miller	(Principal Financial Officer)

/s/ Candice Graves	Chief Accounting Officer and Controller	May 6, 2026
Candice Graves	(Principal Accounting Officer)

/s/ Ping Fu	Director	May 6, 2026
Ping Fu

/s/ Robert F. Powelson	Director	May 6, 2026
Robert F. Powelson

/s/ Denise M. Wilson	Director	May 6, 2026
Denise M. Wilson

/s/ Christopher J. Close	Director	May 6, 2026
Christopher J. Close

/s/ Robert F. Beard	Director	May 6, 2026
Robert F. Beard